Exhibit 10

Amendment to Employment Agreement

This amendment to the Employment Agreement by and between The Gillette Company (the "Company") and James M. Kilts (the "Executive") dated January 19, 2001, as amended as of January 19, 2001 and as further amended August 27, 2002 and August 6, 2003 (the "Employment Agreement") is made and entered into as of this 24th day of March, 2004.

Whereas, unless otherwise specified below, terms defined in the Employment Agreement shall have the same meaning when used in this amendment;

Whereas, the Company and the Executive mutually desire to extend the term of the Employment Agreement through January 19, 2006, under certain modified terms and conditions;

In consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

1.     The Executive and the Company having mutually waived their rights under Paragraph 2 of the Employment Agreement mutually agree to extend the term of the Employment Agreement for an additional year expiring on January 19, 2006. This waiver shall not affect the termination rights of the Company or the Executive with respect to extensions of the Agreement beyond January 19, 2006.

2.     (a) Unless the Executive's employment is terminated prior to June 30, 2004 by reason of Termination for Cause, resignation without Good Reason, Disability or Death, no later than June 30, 2004 the Company will grant the Executive, under The Gillette Company 1971 Stock Option Plan or any successor plan thereto, a long term equity opportunity consisting of options to purchase shares of common stock of the Company and/or such other equity awards as may be permitted under a successor plan in such amount and on such terms as shall be determined by the Board of Directors of the Company taking into consideration the long term incentive compensation opportunities for the comparable long term cycle of the chief executive officers of peer group companies ("the 2004 Equity Award").

     (b)        If the Executive's employment is terminated prior to January 19, 2006 due to termination by the Company for Cause or resignation without Good Reason, the 2004 Equity Award shall be cancelled.

     (c)        If the Executive's employment is terminated after the date of the date of grant but prior to January 19, 2006 due to Death, Disability, Termination by the Company without Cause, the Executive's resignation for Good Reason or a Change of Control occurs, the 2004 Equity Award shall vest and become non-forfeitable and immediately exercisable, redeemable and/or otherwise free of restrictions.

3.     (a) Unless the Executive's employment is terminated prior to June 30, 2005 by reason of Termination for Cause, resignation without Good Reason, Disability or Death, no later than June 30, 2005 the Company will grant the Executive, under The Gillette Company 1971 Stock Option Plan or any successor plan thereto, a long-term equity opportunity consisting of options to purchase shares of common stock of the Company and/or such other equity awards as may be permitted under a successor plan in such amount and upon such terms as shall be determined by the Board of Directors of the Company taking into consideration the long term incentive compensation opportunities for the comparable long term cycle of chief executive officers of peer group companies ("the 2005 Equity Award").

     (b)        If the Executive's employment is terminated prior to January 19, 2006 due to termination by the Company for Cause or resignation without Good Reason, the 2005 Equity Award shall be cancelled.

     (c)        If the Executive's employment is terminated after the date of grant but prior to January 19, 2006 due to Death, Disability, Termination by the Company without Cause, the Executive's resignation for Good Reason or a Change of Control occurs, the 2005 Equity Award shall vest and become non-forfeitable and immediately exercisable, redeemable and/or otherwise free of restrictions.

4.     Paragraph 14(f) of the Agreement is amended to read as follows:

“Retirement.

(i) Options granted on or prior to January 2, 2004.

The Executive shall be entitled to retire for the purposes of the stock options granted to him prior to January 2, 2004, by voluntarily terminating his employment after January 19, 2004 whereupon any such stock options which are not then vested shall become vested and exercisable. The Executive shall be entitled to retire for the purposes of any stock options granted to him on January 2, 2004 by voluntarily terminating his employment after January 19, 2005 whereupon any such stock options that are not then vested shall become vested and exercisable. All stock options granted prior to the year 2002 shall remain exercisable for a period equal to the lesser of the remainder of their originally scheduled terms or five years, and all stock options granted during the years 2002, 2003 and the January 2, 2004 grant shall remain exercisable for the remainder of their originally scheduled terms.

(ii) The 2004 and 2005 Equity Award.

The Executive shall be entitled to retire with respect to the 2004 Equity Award and the 2005 Equity Award by voluntarily terminating his employment after January 19, 2006. Upon such termination for retirement, the 2004 Equity Award and the 2005 Equity Award shall vest and become non-forfeitable, redeemable and/or otherwise free of restrictions and, in the case of any stock options granted under either award, shall become immediately exercisable and shall remain exercisable for the remainder of their original terms; provided that in the event of such a retirement, absent a Change of Control, any shares of stock acquired upon the exercise of any stock options granted under the 2004 Equity Award which vest and become exercisable by reason of such retirement shall not be sold by the Executive for one year from the date of such retirement and any shares of stock acquired by the Executive upon the exercise of any stock options granted under the 2005 Equity Award which vest and become exercisable by reason of such retirement shall not be sold by the Executive for two years from the date of such retirement.”

5. Unless specifically modified herein, all other terms and conditions of the Agreement shall remain in effect.

THE GILLETTE COMPANY

/s/ Edward E. Guillet
________________________________________
Edward E. Guillet
Senior Vice President, Human Resources

/s/ James M. Kilts
________________________________________
James M. Kilts